Exhibit 5.1

2049 Century Park East, Suite 3700 Los Angeles, California 90067 United States +1 310 552 4200 www.kirkland.com	Facsimile: +1 310 552 5900

August 18, 2021

LiveVox Holdings, Inc.

655 Montgomery Street, Suite 1000

San Francisco, CA 94111

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to LiveVox Holdings, Inc., a Delaware corporation (the “Company”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-8 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company.

The Registration Statement relates to (i) the registration by the Company of an aggregate of up to 14,338,644 shares of Class A common stock of the Company, $0.0001 par value per share (the “Common Stock”), which consists of (a) up to 10,747,000 shares of Common Stock (the “Equity Incentive Plan Shares”) that are reserved for issuance pursuant to the LiveVox Holdings, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) and (b) 3,591,644 shares of Common Stock (the “Bonus Incentive Plan Shares”) reserved for issuance pursuant to LiveVox Value Creation Incentive Plan and the Option-Based Incentive Plan (collectively, the “Bonus Incentive Plans”). The Equity Incentive Plan Shares and the Bonus Incentive Plan Shares are collectively referred to herein as the “Plan Shares.”

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) resolutions of the Company with respect to the registration of the Plan Shares, (iv) the Agreement and Plan of Merger, dated as of January 13, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time), (v) the Equity Incentive Plan, (vi) the Bonus Incentive Plans and (vii) the Registration Statement and the exhibits thereto.

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LiveVox Holdings, Inc.

August 18, 2021

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Plan Shares will be issued in accordance with the terms of the Equity Incentive Plan or the Bonus Incentive Plans, as applicable. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

The Plan Shares have been duly authorized and, when issued by the Company pursuant to and in accordance with the terms and conditions of the Equity Incentive Plan or Bonus Incentive Plans and the instruments executed pursuant to the Equity Incentive Plan or Bonus Incentive Plans, as applicable, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Plan Shares by at least the number of Plan Shares and we have assumed that such condition will remain true at all future times relevant to this opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

LiveVox Holdings, Inc.

August 18, 2021

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP